EXHIBIT II

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 15, 2002, accompanying the consolidated financial statements and schedule included in the Annual Report of Lakeland Industries, Inc. and Subsidiaries on Form 1O-K for the fiscal year ended January 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Lakeland Industries, Inc. and Subsidiaries on Form S-8 (File No. 33-92564, effective May 15,1995).



/s/ Grant Thornton LLP
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GRANT THORNTON LLP



Melville, New York
April 15, 2002